Exhibit 10.4

CONTRIBUTION, DISTRIBUTION AND REDEMPTION AGREEMENT

THIS CONTRIBUTION, DISTRIBUTION AND REDEMPTION AGREEMENT (this “Agreement”), dated as of June 15, 2021 (the “Effective Date”), is made and entered into by and between Build-To-Core Industrial Partnership I LP, a Delaware limited partnership (the “Partnership”) and Industrial Property Advisors Sub I LLC, a Delaware limited liability company (“Special LP”).  Each of the Partnership and Special LP are collectively referred to herein as the “Parties” and individually referred to herein as a “Party”.  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Partnership Agreement (as defined below).

RECITALS

WHEREAS, pursuant to that certain Fourth Amended and Restated Limited Partnership Agreement of Build-To-Core Industrial Partnership I LP dated as of December 30, 2016 (as amended, the “Partnership Agreement”), entered into by IPT BTC I GP LLC, a Delaware limited liability company, as general partner, IPT BTC I LP LLC, a Delaware limited liability company, as a limited partner, QR Master Holdings USA II LP, a Manitoba limited partnership, as a limited partner, and Special LP, as a limited partner, Special LP owns a 1.21132% limited partnership interest in the Partnership subject to the terms therein (the “Special LP Interests”);

WHEREAS, as of the date hereof, the Partnership owns 100% of the common limited liability company membership interests in BTC I REIT A LLC, a Delaware limited liability company (“REIT A”);

WHEREAS, as of the date hereof, REIT A owns (i) 100% of the limited liability company membership interests (the “Cutten GP Membership Interests”) in IPT Cutten Road DC GP LLC, a Delaware limited liability company (“Cutten GP”), which in turn owns a 0.10% general partnership interest in IPT Cutten Road DC LP, a Delaware limited partnership (“Cutten Fee Owner”) and (ii) a 99.90% limited partnership interest (the “Cutten LP Interests” and together with the Cutten GP Membership Interests, the “Subject Interests”) in Cutten Fee Owner;

WHEREAS, as of the date hereof, Cutten Fee Owner owns 100% of the fee simple interest in that certain real property commonly known as 11833 Cutten Road, Houston, Texas (the “Cutten Road Property”), which is held subject to a triple net lease;

WHEREAS, consistent with the holding in Revenue Ruling 2004-77, 2004-2 C.B. 119, each of Cutten GP and Cutten Fee Owner is currently disregarded as an entity separate from REIT A for U.S. federal income tax purposes;

WHEREAS, in accordance with this Agreement: (i) Special LP will contribute to the Partnership cash in the amount of $10,706,000 (the “Make-Whole Contribution”); (ii) the Partnership will cause REIT A to distribute the Subject Interests to the Partnership; (iii) the Partnership will distribute the Subject Interests to the Special LP; and (iv) the Partnership will redeem the Special LP Interests (the transactions described in clauses (i) – (iv) being collectively referred to herein as the “Transaction”);

WHEREAS, in connection with this Agreement, each of Partnership and Special LP has entered into that certain Memorandum of Understanding dated as of the date hereof (the “MOU”), which in the case of Special LP was joined for the limited purpose of ensuring that purchase price adjustments required to be made under this Agreement are determined on a basis consistent with that of adjustments required to be made under other agreements to which Partnership is a party; and

WHEREAS, each of the Partnership and the Special LP desire for the Transaction to occur.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties agree as follows:

Section 1.Contribution, Distribution and Redemption.  At the Closing (defined below):
(a)Contribution.  Special LP shall contribute the Make-Whole Contribution to the Partnership, which amount the Parties agree is equal to the difference between the value of the assets distributed to the Special LP pursuant to this Agreement and the net asset value of the Special LP Interests (the “Special LP Redemption Value”) based on the last available balance sheets (the “Initial Closing Balance Sheets” and as applied to the Special LP Redemption Value, the “Initial Special LP Redemption Value”), subject to adjustment in accordance with Section 2(b)(i).  The Parties hereby agree that the Initial Special LP Redemption Value is $16,261,047.
(b)REIT A Distribution.  The Partnership shall cause REIT A to distribute the Subject Interests to the Partnership (the “REIT A Distribution”).
(c)Partnership Distribution and Redemption of Special LP Interests.  Upon the occurrence of the REIT A Distribution, the Partnership will distribute the Subject Interests to the Special LP (the “Partnership Distribution”) in exchange for the redemption of the Special LP Interests, and the Special LP will assign the Special LP Interests to the Partnership in exchange for the Partnership Distribution, upon which, Special LP will withdraw from and cease to be a partner in the Partnership.
Section 2.Closing.
(a)The Closing.  The closing of the Transaction (the “Closing”) shall occur on the Effective Date through mutually acceptable escrow arrangements, and there shall be no requirement that any of the Parties physically attend the Closing, and all funds and documents to be delivered at the Closing shall be delivered as mutually determined by the Parties.
(b)Special LP’s Deliveries.  At the Closing, Special LP shall deliver to the Partnership the following:
(i)The Make-Whole Contribution, by wire transfer in immediately available funds; provided that following the Closing, the Parties shall true up the amount of the Make-Whole Contribution as provided in Section 2(e), and shall pay over among themselves any prorations or other adjustments as set forth in Schedule 2(b)(i).

(ii)An executed counterpart to the Assignment and Redemption of Interests in the form attached hereto as Exhibit A (the “Subject Interests Assignment”).
(iii)A certificate in the form attached hereto as Exhibit B-1, certifying that the Special LP or the Special LP’s owner which is not a disregarded entity as defined in Income Tax Regulation 1.1445-2(b)(2)(iii) is a “United States person” (as defined in Section 7701(a)(30)(B) or (C) of the Internal Revenue Code of 1986, as amended (the “Code”)) for the purposes of the provisions of Section 1445(a) of the Code.
(c)Partnership’s Deliveries.  At the Closing, the Partnership shall deliver to the Special LP the following:
(i)An executed counterpart to the Subject Interests Assignment.
(ii)A certificate in the form attached hereto as Exhibit B-2, certifying that the Partnership is a “United States person” for the purposes of the provisions of Section 1445(a) of the Code.
(d)Costs.  Any excise, sales, transfer or other taxes (“Transfer Taxes”) and any escrow fees or other charges and expenses not specifically provided for herein and incurred in connection with the Closing shall be borne fifty percent (50%) by Special LP and fifty percent (50%) by the Partnership. Each Party shall pay and be responsible for 100% of its own legal costs and fees incurred in connection with this Agreement and the transactions contemplated hereby.  Each Party hereto acknowledges and agrees that no Transfer Taxes are expected to be due in connection with the Closing.  In the event that after the Closing, it is determined that Special LP and its affiliates, on the one hand, and/or the Partnership and its affiliates, on the other hand, owe any additional Transfer Taxes to any governmental authority in connection with the Closing, each Party hereby agrees to promptly pay (or reimburse the owing party for) its applicable share (as set forth in this Section 2(d)) of such Transfer Taxes. The Party against which such Transfer Taxes are assessed shall provide prompt notice to the other Party of such assessment and shall have the authority to control any contest of such Transfer Taxes, except that if such Party declines to contest such Transfer Taxes, the other Party shall be permitted to contest such Transfer Taxes on its behalf.  A Party contesting such Transfer Taxes shall (i) keep the other Party reasonably informed of such contest, (ii) allow the other Party to participate (at such other Party’s expense) in such contest, (iii) consider in good faith all reasonable comments from the other Party regarding the conduct of or positions taken with respect to such contest, and (iv) not settle or compromise any such contest without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed).  Costs and expenses of such contest shall be reimbursed in accordance with each Party’s applicable share (as set forth in this Section 2(d)) of such Transfer Taxes.  In connection with the foregoing, each Party shall indemnify, defend and hold the other Party harmless from and against any and all losses, costs, damages and expenses (including reasonable attorneys’ fees and court costs) actually incurred or paid by such other Party as a result of a breach of this Section 2(d) by such Party following the Closing. This Section 2(d) shall survive the Closing.
(e)Adjustment to the Make-Whole Contribution.  As soon as the necessary information is available and within ninety (90) days after the Closing, the Special LP and the

Partnership shall each use commercially reasonable efforts in good faith to determine the final Special LP Redemption Value in accordance with the Final Closing Balance Sheets as defined in the MOU (the “Final Special LP Redemption Value”); provided that the Parties acknowledge and agree that the value of the real estate reflected on the Initial Closing Balance Sheets is final and will not change on the Final Closing Balance Sheets.  In the event that the Final Special LP Redemption Value differs from the Initial Special LP Redemption Value, then within ten (10) business days of such determination, (i) the Special LP shall pay to the Partnership in immediately available funds the excess, if any, of the Initial Special LP Redemption Value over the Final Special LP Redemption Value; and (ii) the Partnership shall pay to the Special LP in immediately available funds the excess, if any, of the Final Special LP Redemption Value over the Initial Special LP Redemption Value.  This Section 2(e) shall survive the Closing.
(f)Tax Treatment.  The Parties acknowledge and agree that the Partnership Distribution will be treated (i) to the extent of the Make-Whole Contribution, as a sale of the Subject Interests by the Partnership to the Special LP as described in Section 707(a)(2)(B) of the Code (the “Deemed Sale”), and (ii) otherwise, as a distribution of the Subject Interests by the Partnership to the Special LP as described in Section 731 of the Code.  The Parties agree that because each of the Cutten GP and Cutten Fee Owner are disregarded as a separate entity for U.S. federal income tax purposes, the Subject Interests represent real property (specifically, in the Cutten Road Property) and are held solely for investment for U.S. federal income tax purposes.  The Parties agree that they will not treat the Subject Interests as constituting a trade or business or any activity other than investment in the hands of the Partnership for U.S. federal income tax purposes.  The Parties further agree that to the extent the Partnership recognizes income upon the distribution of the Subject Interests from REIT A to the Partnership, the Special LP shall be allocated no more than its share of such income determined taking into account the provisions of the Partnership Agreement as in effect prior to the redemption of the Special LP, provided, however, that in interpreting Section 5.7(e) of the Partnership Agreement for purposes of this Agreement, the standard of the determination of the “General Partner” (as defined in the Partnership Agreement) as set forth in the last clause of such section shall be “good faith” rather than “sole discretion”. The Parties agree that the gross amount required to be paid or received pursuant to Section 2(e) shall be treated as an adjustment to the purchase price of the Cutten Road Property in the Deemed Sale.  The Parties (including their respective affiliates) further agree not to take any position on any tax return or in connection with any tax audit, examination or other action that is inconsistent with the foregoing, except to the extent required by an applicable change in law or a final “determination” within the meaning of Section 1313(a) of the Code.  This Section 2(f) shall survive the Closing.
(g)Netting.  By mutual written agreement, the Parties may set off the gross amount of any payments due in respect of adjustments to the Make-Whole Contribution pursuant to Section 2(e), the gross amount of any payments due in respect of prorations or other adjustments pursuant to Schedule 2(b)(i), and/or the gross amount of any cost reimbursements due pursuant to Section 2(d).  In the event any such gross amounts are set off in a net payment, upon the applicable Party’s receipt of such net payment, each Party shall be deemed to have received the full gross amount of such payments that it was entitled to receive, and to have paid the full gross amount of such payments that it was required to pay, pursuant to the applicable provisions for all purposes under this Agreement.  This Section 2(g) shall survive the Closing.

Section 3.Representations and Warranties.
(a)Representations and Warranties of the Parties.  Each of the Partnership and the Special LP hereby represents and warrants to the other Party hereto, as of the Effective Date, as follows:
(i)Such person is a limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware;
(ii)Such person has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such person and constitutes a legal, valid and binding obligation of such person, enforceable against such person in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditor’s rights generally, and by general equitable principles; and
(iii)The execution and delivery of this Agreement by such person and the performance hereunder by such person will not conflict with, or result in any violation of, or breach or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of, or give any person the right to exercise any remedy under, and/or any contractual obligation under:  (A) its organizational documents or any other charter document or document governing its affairs; (B) any applicable law; and/or (C) any agreements, instruments, orders, judgment decrees, or governmental regulation to which such person is bound or to which such person’s assets are subject.
(b)Representations and Warranties of Special LP. The Special LP further represents and warrants to the Partnership as follows:
(i)the Special LP is the lawful owner of the Special LP Interests, free and clear of all security interests, liens, encumbrances, equities, pledges, charges and any other restrictions on transfer, and the Special LP is not a party to any agreement, written or oral, creating rights in respect of the Special LP Interests in any third person (other than any rights under the Partnership Agreement); and
(ii)the Special LP is not a party to, and has no actual knowledge of, any pending or threatened claim, litigation or any similar proceeding relating to or affecting the Special LP Interests.
(c)Survival.  This Section 3 shall survive the Closing.
Section 4.“As-is”; “Where-is”.
(a)Special LP acknowledges and agrees that at Closing, Special LP will acquire the Subject Interests, the Cutten GP, the Cutten Fee Owner and the Cutten Road Property “AS IS, WHERE IS, WITH ALL FAULTS,” without any representations or warranties whatsoever as to their fitness, condition, merchantability or any other warranty, express or implied, except for the representations and warranties expressly made by the Partnership in this Agreement (the

“Partnership Representations”).  Special LP is relying on its own investigations and has not relied and will not rely on, and none of the Partnership nor any other person or entity has made, is liable for or is bound by any express or implied representations or warranties, guarantees, statements or information pertaining to the Subject Interests, the Cutten GP, the Cutten Fee Owner and the Cutten Road Property, by or to whomever made or given, directly or indirectly, orally or in writing, except for the Partnership Representations.  Special LP specifically disclaims any warranty, guaranty, or representation, oral or written, past or present, express or implied, concerning the Subject Interests, the Cutten GP, the Cutten Fee Owner and the Cutten Road Property, or matters related thereto, except for the Partnership Representations.  Special LP represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that it is relying solely on its own expertise and that of its consultants, attorneys and advisors in accordance with this Agreement and it shall make an independent verification of the accuracy of any documents and information provided, made available or obtained by Special LP.  Special LP acknowledges that none of the Partnership or any of its advisors, officers, directors, trustees, members, employees, agents, attorneys, consultants and/or shareholders have made any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, concerning the suitability, manner or standard of construction or appropriateness of the improvements of the Cutten Road Property for a particular purpose.
(b)Special LP acknowledges that it has had an opportunity to perform due diligence with respect to the Subject Interests, the Cutten GP, the Cutten Fee Owner and the Cutten Road Property, including, without limitation, the physical and environmental conditions of the Cutten Road Property, as Special LP deems necessary or desirable to satisfy itself as to the condition of the Cutten Road Property and the existence or nonexistence or curative action to be taken with respect to any hazardous or toxic substances on or discharged therefrom, and will rely solely upon same and not upon any information provided by or on behalf of the Partnership, its affiliates or any of their respective advisors, agents or employees with respect thereto.  Special LP is acquiring the Subject Interests based exclusively upon its own investigations and inspections, and the Partnership has no obligation to repair or correct any facts, circumstances, conditions or defects or compensate Special LP therefor.  Except for claims made by Special LP against the partnership for breaches of Partnership Representations, upon Closing, Special LP shall assume the risk that adverse matters, including but not limited to, property conditions such as construction defects and adverse physical and environmental, health or safety conditions, may not have been revealed by Special LP’s investigations, and Special LP shall be deemed to have waived, relinquished and released the Partnership, its affiliates (and their respective advisors, officers, directors, trustees, members, employees, agents, attorneys, consultants and/or shareholders) from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) of any and every kind or character, known or unknown, which Special LP might have asserted or alleged against any of them at any time by reason of or arising out of the condition of the Cutten Road Property, any latent or patent construction defects, violations of any applicable laws and any and all other acts, omissions, events, circumstances or matters regarding the Cutten Road Property.
(c)Special LP acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that the Partnership would not have agreed to enter into any portion of the Transaction without the disclaimers and other agreements set forth above.
(d)This Section 4 shall survive the Closing.
Section 5.Indemnification for Taxes.  Special LP shall indemnify the Partnership (or in the event that the Partnership has “ceased to exist,” its “former partners,” as such terms are defined under Treasury Regulations Section 301.6241-3, and for this purpose, such “former partners” shall be third-party beneficiaries of this Agreement) for its share of any “imputed underpayment” (within the meaning of the Code and Treasury Regulations promulgated thereunder) or similar liability or charge of federal, state, local income or other taxes (including any interest, penalties, additions to tax, and audit costs with respect to such adjustment), in each case, attributable to the Special LP Interests for any taxable period (or portion thereof) ending on or before the Effective Date.  For avoidance of doubt, each partner’s respective share of any such underpayment of taxes or other tax liability of the Partnership shall be determined taking into account any reductions of such amount under Section 6225 of the Code (or similar provision of state, local, or other tax law) that are attributable to such partner, or that would be available to the Partnership and attributable to such partner if all other relevant partners complied with the procedures necessary to give effect to such reduction, but shall not take into account reductions of such underpayment attributable to any other partner.  To the extent any such underpayment of taxes or other tax liability attributable to the Special LP is imposed on or required to be paid by the Partnership, the Special LP shall, within thirty (30) days after written demand therefor, reimburse the Partnership for the full amount paid by the Partnership.  Additionally, Special LP shall indemnify, and reimburse, to the fullest extent permitted by law, the “partnership representative” of the Partnership as designated by the Partnership (the “Partnership Representative”) for its respective share (as determined under the Partnership Agreement as of immediately prior to the Effective Date) of all Losses incurred with respect to the tax liability of Special LP, except to the extent the Partnership Representative’s conduct constituted a Willful Bad Act or gross negligence.  Notwithstanding anything in this Agreement to the contrary, the Special LP’s indemnification obligations under this Section 5 shall survive until sixty (60) days after the expiration of the applicable statute of limitations (the “Tax Indemnification Survival Period”).
Section 6.Brokers.  Each Party represents and warrants to the other Party that no persons are entitled, as a result of the actions of such Party, or any of their respective affiliates, to a brokerage commission, fee or similar compensation relating to the transactions contemplated by this Agreement. Each Party shall indemnify, defend and hold the other Party harmless from and against any and all losses, costs, damages and expenses (including reasonable attorneys’ fees and court costs) actually incurred or paid by such other Party as a result of the inaccuracy of the foregoing warranty and representation by the Party. This Section 6 shall survive the Closing.
Section 7.Assignment. This Agreement may not be assigned.  Any purported attempt to assign or transfer shall constitute a material and immediate default under this Agreement.
Section 8.Captions.  The section headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.

Section 9.Entire Agreement; Modification.  This Agreement, including, without limitation, the schedules and exhibits, constitutes the entire agreement between the Parties with respect to the subject matter contained in this Agreement and all prior negotiations, discussions, writings and agreements between the Parties with respect to the subject matter of this Agreement are superseded and of no further force and effect.  Except as otherwise provided in this Agreement, no covenant, term or condition of this Agreement will be deemed to have been waived by any Party unless such waiver is in writing signed by the Party charged with such waiver.  Each Party acknowledges and agrees that no representations, warranties, promises or inducements have been made to such Party, except as expressly set forth herein, and that such Party is entering into this Agreement without reliance on any written or oral statements or representations, other than those expressly set forth in this Agreement.  For the avoidance of doubt, the Parties hereto acknowledge and agree that, except as expressly set forth herein, this Agreement does not limit, modify or amend the terms and provisions of the Partnership Agreement, which remains in full force and effect.
Section 10.Binding Effect.  Subject to the restrictions on assignment set forth in Section 6, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
Section 11.Controlling Law; Interpretation.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of law principles. The words “include,” “includes” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation.” Defined terms used in this Agreement shall have the same meaning whether defined or used herein in the singular or the plural, as the case may be.
Section 12.Severability.  If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto.  Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.
Section 13.Survival.  The representations and warranties of each of the Parties set forth in this Agreement shall survive the Closing.
Section 14.Recordation.  Neither this Agreement nor any notice of this Agreement shall be recorded.
Section 15.Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES ALL RIGHT TO A JURY TRIAL WITH RESPECT TO ANY DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THIS WAIVER IS MADE KNOWINGLY, VOLUNTARILY,

AND AFTER CONSULTING WITH (OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH) COUNSEL OF ITS OWN CHOOSING AS TO THE MEANING OF THIS WAIVER.

Section 16.Time of Essence; Calculation of Time Periods.  Time is of the essence as to each and every provision of this Agreement.  If any date upon which action is required under this Agreement (including, without limitation, any date which serves as the expiration of any time period set forth herein) shall be a Saturday, Sunday or legal holiday, the date for the performance of such action shall be extended to the first business day after such date which is not a Saturday, Sunday or legal holiday.
Section 17.Counterparts; Fax Signatures.  Signatures to this Agreement transmitted by facsimile, telecopy, E-Mail or portable document format (.pdf) shall be binding on the Party transmitting such signatures and such Party shall not use as a defense against the enforceability of this Agreement the fact that such signature so transmitted is not original.  This Agreement may be signed in counterparts, each of which shall be enforceable against the Party executing and delivering same, and all of which shall constitute a single and enforceable agreement.  In addition, counterparts of this Agreement, and any document executed in connection with this Agreement, may be signed electronically via Adobe Sign, DocuSign protocol or other electronic platform (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000).  All such signatures may be used in the place of original “wet ink” signatures to this Agreement or such other document and shall have the same legal effect as the physical delivery of an original signature.
Section 18.No Third Party Rights.  Unless expressly stated in this Agreement to the contrary, nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties to this Agreement and their respective successors and permitted assigns.  .  Except in relation to third-party beneficiaries for the purposes for which they are designated as such under this Agreement, nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any Party to this Agreement.
Section 19.Limitation on Liability.  No present or future director, officer, shareholder, employee, advisor, agent, beneficiary, retiree or trustee (each, an “Exculpated Party”) of or in a Party shall have any personal liability, directly or indirectly, under or in connection with this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter.  Each Party, for itself and all of its affiliates, hereby waives any and all personal liability against the Exculpated Party under this Agreement.  The limitations on liability contained in this Section are in addition to, and not in limitation of, any limitation on liability provided in any other provision of this Agreement or by law.
Section 20.Amendment; Waiver. This Agreement may be amended only by a written instrument executed by the Parties.  Any failure of a Party to comply with any obligation, agreement or condition under this Agreement may only be waived in writing by all Parties to this Agreement, but any such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  No failure by a Party to take any action against any breach of this

Agreement or default by another Party shall constitute a waiver of such Party’s right to enforce any provision of this Agreement or to take any such action.

Section 21.Resolution of Conflicts.  If there is any inconsistency or conflict between the terms and provisions of this Agreement and the terms and provisions of any document executed by the Parties, the terms and provisions of this Agreement shall control.
Section 22.No Presumption Regarding Drafting.  Each Party acknowledges that it has reviewed this Agreement prior to its execution and that changes were made to this Agreement based upon its comments. If any disputes arise with respect to the interpretation of any provision of this Agreement, the provision shall be deemed to have been drafted by all of the Parties and shall not be construed against any Party on the basis that the Party was responsible for drafting that provision.
Section 23.Enforcement.  In the event a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement, the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, its attorneys’ fees and other costs of litigation.  In addition to the foregoing award, the prevailing party shall also be entitled to recover its attorneys’ fees and other costs of litigation incurred in any post judgment proceedings to collect or enforce any judgment.  This provision is separate and several and shall survive the merger of this Agreement or any such other document into any judgment on this Agreement or such document.
Section 24.No Release under Partnership Agreement.  Except as expressly set forth in this Agreement, no party to the Partnership Agreement is being released of its obligations or liabilities, nor waiving any of its rights or claims, that arose under the Partnership Agreement prior to the Effective Date.

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IN WITNESS WHEREOF, the undersigned Parties have executed this Contribution, Distribution and Redemption Agreement as of the Effective Date.

SPECIAL LP:

INdustrial property advisors sub i llc,

a Delaware limited liability company

By:Cutten Road, LP, a Colorado limited partnership,
its sole member

By:CR GP, LLC, a Colorado limited liability company,
its general partner

By:/s/ Evan H. Zucker

Name:Evan H. Zucker

Title:Manager

PARTNERSHIP:

Build-to-core industrial partnership i lp,

a Delaware limited partnership

By:IPT BTC I GP LLC, a Delaware limited liability company,

its general partner

By: IPT Real Estate Holdco LLC,

a Delaware limited liability company,

its sole member

By: BCI IV Portfolio Real Estate Holdco LLC,

a Delaware limited liability company,

its sole member

By: BCI IV Operating Partnership LP,

a Delaware limited partnership,

its sole member

By: Black Creek Industrial REIT IV Inc.,

a Maryland corporation,

its general partner

By: /s/ Scott Seager

Name: Scott Seager

Title:	Senior Vice President, Chief Financial

Officer and Treasurer

CONSENT

The undersigned, each being a partner of the Partnership, hereby consent to this Agreement, the Transaction and the Closing hereunder.

GENERAL PARTNER:

IPT BTC I GP LLC,

a Delaware limited liability company

By: IPT Real Estate Holdco LLC,

a Delaware limited liability company,

its sole member

By: BCI IV Portfolio Real Estate Holdco LLC,

a Delaware limited liability company,

its sole member

By: BCI IV Operating Partnership LP,

a Delaware limited partnership,

its sole member

By: Black Creek Industrial REIT IV Inc.,

a Maryland corporation,

its general partner

By: /s/ Scott Seager

Name: Scott Seager

Title:	Senior Vice President, Chief Financial

Officer and Treasurer

LIMITED PARTNERS:

IPT BTC I LP LLC,

a Delaware limited liability company

By: IPT Real Estate Holdco LLC,

a Delaware limited liability company,

its sole member

By: BCI IV Portfolio Real Estate Holdco LLC,

a Delaware limited liability company,

its sole member

By: BCI IV Operating Partnership LP,

a Delaware limited partnership,

its sole member

By: Black Creek Industrial REIT IV Inc.,

a Maryland corporation,

its general partner

By: /s/ Scott Seager

Name: Scott Seager

Title:	Senior Vice President, Chief Financial

Officer and Treasurer

QR MASTER HOLDINGS USA II LP,

a Manitoba limited partnership

By:QR USA GP Inc.,

a Canadian corporation,

its general partner

By: /s/ Jonathan Dubois-Phillips

Name: Jonathan Dubois-Phillips

Title: President

By: /s/ Stephen Barnett

Name: Stephen Barnett

Title: Vice President